Exhibit 99.01

Investview to Host LIVE Shareholder Webinar

Salt Lake City, January 4, 2018 – Investview Corporation (OTCQB:INVU) Announced today that the Company will hold a Live Webinar on Jan 16, 2018 3:00 PM EST to update Shareholders on the Company’s status and recent achievements since the acquisition of Wealth Generators in March of 2017.

“The new executive team is excited to share our plans for 2018 along with the results of some of our most recent achievements. We look forward to everyone joining us,” said Ryan Smith, CEO.

All are welcome to attend the webinar by pre-registering for the event through the link below:

https://attendee.gotowebinar.com/register/7718954644877980675

After registering, you will receive a confirmation email containing access information about joining the Webinar.

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization.  The Company operates primarily through its wholly- and majority-owned subsidiaries, to provide financial products and services to accredited investors, self-directed investors and select financial institutions. www.investview.com.

About Wealth Generators

Wealth Generators provides financial technology, education, and research to individuals to enable them to “Find, Grow, and Keep” their money. We are best described as a financial fitness company providing our customers the tools and information that can improve their financial situation.

Wealth Generators products are distributed through a direct sales model. Our products are offered to individuals on a monthly subscription basis. Wealth Generators is classified as a publisher of financial research and information and exempt from securities registration. This is an exemption provided in the U.S. Securities Investment Advisers Act of 1940.

Wealth Generators is not a brokerage firm or Registered Investment Advisor. We do not execute trades or take possession of clients’ brokerage accounts. Our customers may cancel their subscription at any time and execute trades at their own discretion. www.wealthgenerators.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contacts:

ir@wealthgenerators.com